UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 20, 2007, the Registrant entered into a unit purchase agreement with certain purchasers pursuant to which it sold an aggregate of 4,566,995 shares of common stock and warrants to purchase up to 782,568 shares of common stock for a total of $12,896,142.40 (excluding any proceeds that might be received upon exercise of the warrants). The purchase price of each share of common stock sold in the financing was $2.82 and the purchase price for the warrants was $0.022 for each share of common stock underlying the warrants. The closing of the financing occurred on February 20, 2007. In connection with the financing, the Registrant agreed to register for resale the shares of common stock sold in the financing, including the shares of common stock underlying the warrants, within 30 days of the closing (the “Resale Registration Statement”).
Pursuant to the terms of the unit purchase agreement, in the event of certain specified issuances of equity securities by the Registrant during a 180 day period beginning on the date that the Resale Registration Statement is declared effective by the United States Securities and Exchange Commission, the purchasers in the financing have a right of first refusal to purchase their pro rata share of such equity securities subject to certain terms and conditions as more fully set forth in the unit purchase agreement. Also, pursuant to the terms of the unit purchase agreement, the purchasers are prohibited from directly or indirectly offering or selling the securities purchased thereunder on or prior to May 21, 2007. Pursuant to the terms of the warrants issued in the financing, in the event of certain specified issuances of equity securities by the Registrant following the closing of the financing at values below the exercise price for such warrants ($3.243 per share), the exercise price will be adjusted on a weighted-average basis, but in no event will the exercise price be less than $2.82 per share.
The unit purchase agreement and the form of warrant in connection with the financing are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. A press release announcing the private placement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02. The common stock and warrants to purchase common stock issued pursuant to the unit purchase agreement were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D, Rule 506 promulgated under the Securities Act, in that the issuance did not involve a public offering.
Each purchaser pursuant to the unit purchase agreement represented that it was an accredited investor as defined in Regulation D and that it was acquiring the common stock and warrants to purchase common stock for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the common stock and warrants to purchase common stock issued in the private placement.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

4.1	Unit Purchase Agreement, dated February 20, 2007, by and among the Registrant and the purchasers listed on Exhibit A thereto.

4.2	Form of Warrant.

99.1	Press release of IDM Pharma, Inc. dated February 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: February 21, 2007	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Unit Purchase Agreement, dated February 20, 2007, by and among the Registrant and the purchasers listed on Exhibit A thereto.

4.2	Form of Warrant.

99.1	Press release of IDM Pharma, Inc. dated February 21, 2007.